Exhibit 10.10

Execution Version

GUARANTY

GIVEN BY FOREIGN SUBSIDIARIES

GUARANTY, dated as of November 24, 2009 (as may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), by each entity listed on Schedule I attached hereto (collectively, the “Initial Guarantors”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 28 (Additional Guarantors) hereof (such entities, together with the Initial Guarantors, collectively, the “Guarantors” and individually, each a “Guarantor”), in favor of the Administrative Agent, each Lender, each Issuer and each other holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a “Guarantied Party” and, collectively, the “Guarantied Parties”).

RECITALS

1. Pursuant to the Credit Agreement dated as of November 24, 2009 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among JOHNSONDIVERSEY, INC., a Delaware corporation (the “Company”), JOHNSONDIVERSEY HOLDINGS II B.V., a Dutch private company with limited liability (the “Euro Term Borrower”), JOHNSONDIVERSEY CANADA, INC., an Ontario corporation (the “Canadian Term Borrower”), the Additional Revolving Credit Borrowers from time to time party thereto (together with the Euro Term Borrower and the Canadian Term Borrower, the “Non-U.S. Borrowers”, and the Non-U.S. Borrowers together with the Company, the “Borrowers”), JOHNSONDIVERSEY HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders and the Issuers party thereto, CITIBANK, N.A. (“CBNA”), as administrative agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the other Loan Documents, the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, GOLDMAN SACHS LENDING PARTNERS LLC, and JPMORGAN CHASE BANK, N.A. as co-syndication agents, for the Lenders and the Issuers (in such capacity, the “Syndication Agents”), CITIGROUP GLOBAL MARKETS INC. (“CGMI”), GE CAPITAL MARKETS, INC. (“GECM”), GOLDMAN SACHS LENDING PARTNERS LLC (“GSLP”), and J.P. MORGAN SECURITIES INC. (“JPM Securities”) as joint lead arrangers (in such capacity, the “Joint Lead Arrangers”), and CGMI, GECM, GSLP, JPM Securities, Barclays Capital, the investment banking division of Barclays Bank PLC, HSBC Securities (USA) Inc., Morgan Stanley, Natixis New York Branch, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, RBC Capital Markets and Scotia Capital as joint bookrunning managers (in such capacity, the “Joint Bookrunning Managers”), the Lenders and Issuers have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.

2. Each Guarantor is a direct or indirect Subsidiary or an Affiliate (as the case may be) of the Non-U.S. Borrowers.

3. The Guarantors, the Non-U.S. Borrowers (together with the Guarantors, the “Affiliated Parties”) and certain other Affiliates of the Guarantors are part of a consolidated group of related companies with the Company being the common direct or indirect parent of each Affiliated Party and the other related companies, which group is a coherent economic unity and has effective commercial and economic ties and a group financial policy (such consolidated group, including the Affiliated Parties and Holdings, the “Diversey Entities”).

4. The Borrowers have agreed to use the proceeds of the Loans (a) to refinance existing debt of the Company and to pay related transaction costs, fees and expenses incurred in connection therewith, and (b) to provide financing for working capital needs and other general corporate purposes to certain of the Diversey Entities.

5. The Borrowers have agreed to lend a portion of the proceeds of the Loans to certain Diversey Entities, including certain Guarantors (the “Intercompany Loans”) for the foregoing purposes.

6. As a Diversey Entity, each Guarantor will receive substantial direct and indirect benefits from the Loans (including, if applicable, such Guarantor’s receipt of the economic benefits from the Intercompany Loans described in the preceding paragraph), the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrowers under the Credit Agreement and it is in the corporate interest of each Guarantor party hereto to make this Guaranty.

7. The potential obligations of the Guarantors under this Guaranty, are not disproportionate to the benefits derived by such Guarantor from the making of extensions of credit to the Borrowers under the Credit Agreement and the other financing arrangements described above and/or to each such Guarantor’s net worth.

8. Each Guarantor is solvent (pursuant to the requirements of each such Guarantor’s jurisdiction of incorporation) and the granting of this Guaranty will not result in the Guarantor’s insolvency.

9. The execution, delivery and performance by each Guarantor of this Guaranty has been duly authorized by all necessary corporate or partnership action on the part of such Guarantor.

10. To induce the Lenders and Issuers to make the Loans and the other extensions of credit to the Borrowers under the Credit Agreement, the Guarantors have agreed to guaranty the Obligations of the Non-U.S. Borrowers under the Credit Agreement.

11. It is a condition precedent to the making of the Loans and the other extensions of credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty for the benefit of the Guarantied Parties.

In consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Definitions; Certain Terms

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings in this Guaranty:

“Bankruptcy Code” means title 11 of the United States Code.

“Bankruptcy Laws” has the meaning assigned to such term in Section 2.

“Fraudulent Transfer Laws” has the meaning assigned to such term in Section 3.

“DCC” means the Dutch Civil Code.

“Guarantied Obligations” means in respect of each Guarantor, the Obligations of all Non-U.S. Borrowers up to an amount equal to the amount set forth or as otherwise described opposite such Guarantor’s name on Schedule II; provided, however, that the Guarantied Obligations of any Non-U.S. Borrower shall not include any of its own Obligations.

“Other Guarantors” has the meaning assigned to such term in Section 7.

(c) The words “herein” “hereof” “hereto” and “hereunder” and similar words refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty.

(d) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Guaranty.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to an Guarantor shall refer to such Guarantor’s Collateral, as applicable, or the relevant part thereof.

(g) Any reference in this Guaranty to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

(h) The term “including” means “including without limitation” except when used in the computation of time periods.

(i) The terms “Borrower”, “Guarantor”, “Lender” “Issuer”, “Administrative Agent”, “Guarantied Party” and “Secured Party” include their respective successors and assigns.

References in this Guaranty to any statute shall be to such statute as amended or modified and in effect from time to time.

Section 2 Guaranty (a) To induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of the Guarantied Obligations of such Guarantor, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the applicable Non-U.S. Borrower, as the case may be, whether now or hereafter existing, or whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code or any comparable Requirements of Law (such laws, together with the Bankruptcy Code, “Bankruptcy Laws”), whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection. Each Guarantor waives any and all rights it may have under any applicable Requirement of Law to require any Guarantied Party to enforce any rights it may have against the Non-U.S. Borrowers or any other Person or the assets of the Non-U.S. Borrowers or any other Person before payment is made by such Guarantor hereunder.

(b) Each Guarantor agrees to make immediate payment to the Guarantied Parties, or any of them, of all Guarantied Obligations owing or payable at that time to the Guarantied Parties, or any of them, upon demand for payment therefor by any Guarantied Party to such Guarantor. Any payment made under this Guaranty shall be applied in reduction of the Guarantied Obligations, as contemplated by the Credit Agreement. Each payment to be made by a Guarantor hereunder in respect of the Guarantied Obligations shall be payable in the currency or currencies in which such Guarantied Obligations are denominated.

(c) Each Guarantor further agrees that, if (i) any payment made by a Non-U.S. Borrower or any other Person and applied to the Guarantied Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of Collateral are required to be returned by any Guarantied Party to a Non-U.S. Borrower, or such Non-U.S. Borrower’s estate, trustee, receiver, receiver and manager or any other party, including any Guarantor, under any Bankruptcy Law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

(d) The obligations of each Guarantor hereunder are several and not joint and several. No Guarantor has any liability hereunder with respect to any Guarantied Obligations other than the Guarantied Obligations of such Guarantor and no French Guarantor may be regarded as a codebitéur solidaire of the other Guarantors under French law. In view of the foregoing:

(i) the Guarantors incorporated in Spain hereby expressly waive their rights of order (“beneficio de orden”), excussion (“beneficio de excusión”) and division (“beneficio de división”);

(ii) the Guarantors incorporated in Brazil hereby expressly waive all benefits set forth in the following provisions of Brazilian law: Articles 366, 827, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 595 of the Brazilian Civil Procedure Code;

(iii) the Guarantors incorporated in the United Mexican States hereby expressly waive all benefits set forth in the following provisions of Mexican law: Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2824, 2826, 2827, 2830, 2835, 2836, 2837, 2838, 2839, 2840, 2842, 2844, 2846, 2847, 2848 and 2849 of the Federal Civil Code of the United Mexican States and the corresponding provisions of the Civil Codes of the States of Mexico;

(iv) the Guarantors incorporated in the Hellenic Republic hereby expressly waive their rights of any objection to the extent permitted under applicable law, including the objection of invalidity or voidability of the Credit Facility (in Greek ). The Guarantors incorporated in the Hellenic Republic hereby expressly waive all benefits set forth in the following provisions of Greek law: Articles 325, 374, 416, 419, 431, 436,440,447, 453, 853, 855, 856, of the Greek Civil Code; and

(v) the Guarantors incorporated in France hereby expressly waive, to the extent necessary and without claiming that any such rights and benefits apply to their Guarantied Obligations hereunder, any and all rights and benefits set forth in the following provisions of the French Civil Code: articles 2299 to 2301, 2303 and 2316.

Section 3 Limitation of Guaranty

(a) Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Guarantied Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any comparable provisions of applicable Bankruptcy Laws, Sections 240 to 242 of Act of the Czech Republic No. 182/2006 Coll., the Insolvency Act, as amended) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to any Non-U.S. Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable Requirements of Law, (ii) Section 6 (Contribution) of this Guaranty or (iii) any other Contractual Obligation providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Non-U.S. Borrowers of obligations arising under this Guaranty or other guaranties of the Guarantied Obligations by such other parties, or under the provisions of article L.650-1 of the French Code de commerce.

(b) The obligations of JohnsonDiversey Portugal S.A. (the “Portuguese Guarantor”) under this Guaranty will be subject to the following limitations: (i) the obligations assumed by the Portuguese Guarantor shall not include and shall not extend to any amount used to fund the acquisition of or the subscription of any shares in the Portuguese Guarantor to the extent that by assuming such obligations the Portuguese Company would be deemed to be providing prohibited financial assistance to the acquisition of own shares or social participations (“participações sociais”) under article 322 of the Portuguese Companies Code (“Código das Sociedades Comerciais”) as approved by Decree-Law 262/86 of September 2 1986, as amended from time to time; and (ii) the obligations assumed by the Portuguese Guarantor herein shall not include and shall not extend to cover any monies to the extent it would cause an infringement of article 6 number 3 of the Portuguese Companies Code (“Código das Sociedades Comerciais”) approved by Decree-Law 262/86 of September 2 1986, as amended from time to time.

(c) Notwithstanding the other provisions of this Guaranty, the obligations and liabilities of any Guarantor incorporated under the laws of Sweden incurred under this Guaranty shall not include any obligations and liabilities to the extent they would constitute unlawful distribution of assets within the meaning of Chapter 17 Sections 1-4 (or its equivalent from time to time) of the Companies Act (Sw. Aktiebolagslagen (2005:551)) (the “Swedish Companies Act”) or to the extent they would constitute unlawful financial assistance within the meaning of Chapter 21 Sections 1-5 (or its equivalent from time to time) of the Swedish Companies Act.

(d) Notwithstanding any other provision herein, or any provision of any other Collateral Document or guaranty to which any Guarantor may be party, no Guarantor shall guarantee, and no asset of any Guarantor shall be pledged to secure, or directly or indirectly provide security for, any obligation of Holdings, the Company or any Domestic Subsidiary. In the event any provision of any such Collateral Document or guaranty is inconsistent with the preceding sentence, such provision shall be null and void to the extent of such inconsistency, together with any related provisions of such Collateral Document or guaranty insofar as they refer to any such purported lien or security interest. In furtherance of the foregoing, the Administrative Agent agrees from time to time to execute such further agreements, instruments or documents as any Guarantor may reasonably request (and at such Guarantor’s expense) to carry out the intent of the foregoing.

Section 4 Limitation of Guaranty with respect to German Guarantors

This Section 4 shall apply to any guaranty (hereinafter the “German Guaranty”) granted by a Guarantor incorporated under the laws of Germany as a limited liability company (“GmbH”) or partnership with a limited liability company as its partner (“GmbH & Co. OHG”) (each a “German Guarantor”).

(a) The right of the Administrative Agent to demand payment under a German Guaranty by a German Guarantor shall, to the extent that the relevant German Guaranty does not secure obligations of the relevant German Guarantor or such German Guarantor’s direct or indirect Subsidiaries, at all times, be limited if and to the extent that such payment would cause the German Guarantor’s net assets or, in case of a GmbH & Co. OHG, the net assets of the German Guarantor’s partner that is organized as a GmbH (the “GmbH Partner”), (i) to be reduced below its registered share capital (Stammkapital), or (ii) if the German Guarantor’s (or in case of a GmbH & Co. OHG, its GmbH Partner’s) net assets are already less than its registered share capital (Stammkapital), to be further reduced (the calculation of such net assets shall take into account the items listed in Section 266(2) A, B and C of the German Commercial Code (Handelsgesetzbuch) less the sum of such German Guarantor’s (or, in case of a GmbH & Co. OHG, its GmbH Partner’s) liabilities (the calculation of which shall take into account the captions reflected in Section 266(3) B, C and D of the German Commercial Code) (the “Net Assets”), in each case also taking into account the principles and adjustments as set out below in this Section 4).

(b) The Net Assets of such German Guarantor (or, in case of a GmbH & Co. OHG, of its GmbH Partner) shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsgemäßer Buchführung) and be based on the same principles that were applied by such German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) in the preparation of its most recent annual balance sheet (Jahresbilanz)), save that (i) the amount of any increase of the stated share capital (Stammkapital) of such German Guarantor (or, in case of a GmbH & Co. OHG, its

GmbH Partner) effected after the date of this Agreement by conversion of retained earnings into registered share capital (Kapitalerhöhung aus Gesellschaftsmitteln) effected after the date of this Agreement without the prior written consent of the Administrative Agent shall be deducted from such German Guarantor’s (or, in case of a GmbH & Co. OHG, its GmbH Partner’s) stated share capital, (ii) the amount of any other increase of the stated share capital (Stammkapital) of such German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) effected after the date of this Agreement without the prior written consent of the Administrative Agent shall, provided such consent not being unreasonably withheld, be deducted from such German Guarantor’s (or, in case of a GmbH & Co. OHG, GmbH Partner’s) stated share capital; (iii) obligations under loans provided to such German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) by an Affiliate of such German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner or Affiliates of such GmbH Partner) (the “Relevant Intercompany Loans”) shall not be taken into account as liabilities if such Relevant Intercompany Loans are subordinated, or are considered subordinated pursuant to Sections 39(1) item 5 or 39(2) of the German Insolvency Code (Insolvenzordnung) unless and to the extent (A) the relevant intercompany lenders’ payment claims under such Relevant Intercompany Loans are subject to a Lien in favor of the Administrative Agent and (B) the Administrative Agent is, following the enforcement or other realization of such Lien, duly entitled to waive (verzichten) such claims or to otherwise effect that such claims cease to exist and (iv) obligations under loans or other contractual liabilities incurred by such German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) in violation of any provision of the Loan Documents shall not be taken into account as liabilities.

(c) The relevant German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) shall, to the extent it would have, in case of an unlimited payment of the demand made under the relevant German Guaranty, not sufficient Net Assets to maintain its stated share capital,

(i) realize any intangible asset (immaterieller Vermögensgegenstand) which has not been capitalized in the balance sheet of such German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) pursuant to Section 248(2) of the German Commercial Code to the extent such intangible asset (immaterieller Vermögensgegenstand) is not necessary (betriebsnotwendig) for such German Guarantor’s (or, in case of a GmbH & Co. OHG, its GmbH Partner’s) business; and

(ii) realize on market terms any asset that is shown in the balance sheet of such German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) with a book value (Buchwert) that is significantly lower than the fair market value of such asset (to the extent realization is legally permitted and commercially justifiable with regard to costs and efforts involved) to the extent such asset is not necessary (betriebsnotwendig) for such German Guarantor’s (or, in case of a GmbH & Co. OHG, its GmbH Partner’s) business.

(d) The limitation regarding the demand for payment under a German Guaranty shall not apply (i) if the relevant German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) has entered into a domination or profit and loss pooling agreement (Beherrschungs- oder Gewinnabführungsvertrag) as the dominated entity (beherrschtes Unternehmen) or, (ii) to the extent the proceeds of any borrowings under the Loan Documents are on-lent to the relevant German Guarantor or any of its direct or indirect Subsidiaries (weitergeleitetes Gesellschafterdarlehen) and are still outstanding at the time the relevant demand for payment is made and/or (iii) with respect to the guaranty granted by JohnsonDiversey Deutschland GmbH & Co. OHG hereunder, to the extent and in the amount of JohnsonDiversey Deutschland GmbH & Co. OHG’s liability to make any capital contributions to JD SystemService Deutschland GmbH.

(e) The limitation regarding the demand for payment under a German Guaranty as set out in this Section 4 shall only apply, if the relevant German Guarantor delivers to the Administrative Agent, without undue delay but not later than within 15 Business

Days after the date the relevant German Guarantor received the Administrative Agent’s demand for payment under such German Guarantor’s German Guaranty, corresponding evidence that and to what extent the payment would have to be limited in accordance with this Section 4, including without limitation plausible calculations and supporting documents (the “Management Notice”), and fully cooperates with the Administrative Agent in enabling it to review the accuracy of such calculations. The Administrative Agent shall be entitled to demand payment under such German Guarantor’s German Guaranty up to the amount which is undisputed between the Administrative Agent and such German Guarantor pursuant to the Management Notice (the “Undisputed Amount”). In relation to the amount which is disputed (the “Disputed Amount”), the Administrative Agent shall, for the time being, refrain from demanding payment under such German Guarantor’s German Guaranty. In relation to the Disputed Amount, the Administrative Agent shall, if it has contested the Management Notice in writing to the relevant German Guarantor within 15 Business Days from receipt of the Management Notice, be entitled, in its sole discretion, to obtain, at such German Guarantor’s expense, a written opinion from an auditing firm of recognized national and international standing, addressed to the Administrative Agent and such German Guarantor. The determinations of such firm shall, absent manifest error, be binding upon the German Guarantor and the Administrative Agent, provided that the Administrative Agent shall only be entitled to demand payment under the relevant German Guarantor’s German Guaranty (in addition to the demand of payment up to the Undisputed Amount) to the extent such opinion determines that additional Net Assets in excess of the relevant German Guarantor’s (or, in case of a GmbH & Co. OHG, its GmbH Partner’s) stated share capital as calculated in accordance with this Section 4 are available.

(f) Whenever the right of the Administrative Agent to demand payment under the relevant German Guarantor’s German Guaranty would be limited in accordance with this Section 4, such German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) shall be obligated to promptly take any measures that are legally feasible and commercially reasonable (such as a set-off or acceleration of intercompany loans) to enable the Administrative Agent to demand for payment under such German Guarantor’s German Guaranty to the greatest extent possible towards the discharge of the Guarantied Obligations within the limits of this Section 4.

(g) For the avoidance of doubt, the limitation regarding the demand of payment under German Guaranties under this Section 4 is (i) for the benefit of the relevant German Guarantor (and, in case of a GmbH & Co. OHG, its GmbH Partner) only and not for the benefit of any third party (including without limitation Affiliates of such German Guarantor (and, in case of a GmbH & Co. OHG, its GmbH Partner)) and (ii) not intended to limit the amounts owed by any Loan Party under any Loan Document or the due date thereof (including without limitation in connection with the enforcement of any security provided by any Loan Party, their Affiliates or other third parties for any obligations under the Loan Documents).

(h) The limitation regarding the demand for payment under the relevant German Guaranty as set out in this Section 4 shall not apply when, at the time of such demand, such limitation is not required to protect the managing directors of the relevant German Guarantor (or, in case of a GmbH & Co. OHG, its GmbH Partner) from personal liability pursuant to Sections 43 (3), 30 of the German Limited Liability Companies Act (GmbHG).

Section 5 Limitation of Guaranty with respect to French Guarantors

This Section 5 shall apply to any guaranty (hereinafter the “French Guaranty”) granted by a Guarantor incorporated under the laws of France (a “French Guarantor”). The granting of this Guaranty will not either result in the French Guarantor’s insolvency or be in excess of the financial capabilities of the French Guarantor.

The right of the Administrative Agent to demand payment under a French Guaranty by a French Guarantor shall at all times, be limited to the lower of:

(a) an amount equal to such French Guarantor’s net assets at the time when such demand is made (it being understood that “net assets” of such French Guarantor shall be determined in accordance with the generally accepted accounting principles applicable from time to time in France and be based on the same principles that were applied by such French Guarantor in the preparation of its most recent annual balance sheet); and

(b) the outstanding amount of the obligations of such French Guarantor (and, in the case of Johnson Professional Holdings, of the obligations of any of its direct subsidiaries which are bound by a French Guaranty) as borrower under (i) any intercompany loan granted to it by any other Guarantor and (ii) any cash pooling advance made available to it by any other Guarantor, provided that:

(i) evidence is made that the Guarantied Obligations directly or indirectly derive from the proceeds of a Revolving Loan; and

(ii) all sums paid by any French Guarantor under the Guaranty will discharge the relevant intercompany loan or cash pooling advance in the same amount,

which each other Guarantor hereby acknowledges.

Section 6 Financial Assistance

(a) Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, to the extent that Requirements of Law applicable to any Guarantor prohibiting such Guarantor from providing any guaranty or collateral security in respect of loans or other financial accommodations made to finance in whole or in part the acquisition of the capital stock of such Guarantor would (a) render all or any portion of this Guaranty invalid as to such Guarantor, or otherwise infringe or circumvent the relevant Requirements of Law, including Sections 120a to 120b of Act of the Czech Republic No. 513/1991 Coll., the Commercial Code, as amended, or (b) otherwise have a materially adverse effect in respect of such Guarantor, then the Guarantied Obligations of such Guarantor shall be deemed not to include that portion of the Obligations of the Non-U.S. Borrowers that are applied for the purpose of acquiring (or refinancing the acquisition of) the capital stock of such Guarantor.

(b) No Guarantor which is incorporated in the Netherlands or any Netherlands or foreign subsidiary, shall be deemed to have entered into this guarantee, to the extent this would constitute unlawful financial assistance on the basis of section 2:207c of the DCC.

Section 7 Contribution To the extent that any Guarantor shall be required hereunder to pay a portion of the Guarantied Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guarantied Obligations (excluding the amount thereof repaid by the Borrowers or Holdings) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors (taken together with the aggregate net worth of all other “Guarantors” (as such term is defined in the Credit Agreement) obligated with respect to the Guarantied Obligations (the “Other Guarantors”)) at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such Other Guarantors at the date enforcement hereunder is sought.

Section 8 Authorization; Other Agreements The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:

(a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guarantied Obligations, or any part of them, or any other Obligation, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrowers and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;

(b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guarantied Obligations, or any part thereof, or any other Obligation, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrowers and delivered to the Guarantied Parties or any of them;

(c) accept partial payments on the Guarantied Obligations;

(d) receive, take and hold additional security or collateral for the payment of the Guarantied Obligations or any part of them or any other Obligation and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

(e) settle, release, compromise, collect or otherwise liquidate the Guarantied Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guarantied Obligations or any part of them or any other Obligation any other guaranty therefor, in any manner;

(f) add, release or substitute any one or more other guarantors, makers or endorsers of the Guarantied Obligations or any part of them or any other Obligation and otherwise deal with the Borrowers or any other guarantor, maker or endorser;

(g) apply to the Guarantied Obligations any payment or recovery (x) from any Borrower, from any other guarantor, maker or endorser of the Guarantied Obligations or any part of them or any other Obligation or (y) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

(h) apply to the Guarantied Obligations any payment or recovery from any Guarantor of the Guarantied Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Guarantied Obligations; and

(i) refund at any time any payment received by any Guarantied Party in respect of any Guarantied Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guarantied Obligations or any other Obligation that impairs any subrogation, reimbursement or other right of such Guarantor).

Section 9 Guaranty Absolute and Unconditional Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

(a) the invalidity or unenforceability of any of the Guarantied Obligations or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Guarantied Obligations or any part of them or any other Obligation, or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations or any part of them;

(b) the absence of any attempt to collect the Guarantied Obligations or any part of them or any other Obligation from any Borrower or other action to enforce the same;

(c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

(d) any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable proceeding under any other Bankruptcy Law;

(e) any borrowing or grant of a Lien by any Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any comparable proceeding under any other Bankruptcy Law;

(f) the disallowance, under Section 502 of the Bankruptcy Code or any comparable proceeding under any other Bankruptcy Law, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Guarantied Obligations or any other Obligation;

(g) any use of cash collateral under Section 363 of the Bankruptcy Code or any comparable proceeding under any other Bankruptcy Law;

(h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding (or other comparable proceeding);

(i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

(j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Non-U.S. Borrower, any Guarantor or other Guarantor or any of the Non-U.S. Borrowers’ other Subsidiaries, including any discharge of, or bar or stay against collecting, any Guarantied Obligation (or any part of them or any other Obligation or any interest on any such Obligation) in or as a result of any such proceeding;

(k) failure by any Guarantied Party to file or enforce a claim against any Borrower or its estate in any bankruptcy or insolvency case or proceeding;

(l) any action taken by any Guarantied Party if such action is authorized hereby;

(m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC, or other applicable legislation, or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such real property;

(n) any change in the corporate existence or structure of the Borrowers or any other Loan Party (other than as permitted in the Credit Agreement);

(o) any defense, right to contest, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against any Guarantied Party; or

(p) any other circumstance that might otherwise constitute a legal or equitable discharge, limitation, reduction or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Guarantied Obligations.

For the avoidance of doubt, by operation of Greek law and with respect to the Guaranty granted by the Guarantor having its registered seat in the Hellenic Republic, satisfaction of the Guaranteed Obligations shall be conditional and subject to the prior payment of any claims or consent of creditors of the Guarantor with claims existing at the time of publication to the Government Gazette of the resolution of the General Meeting of the Shareholders of such Guarantor permitting it to grant this Guaranty.

Section 10 Waivers Except as otherwise permitted in Section 5 (Limitation of Guaranty with respect to French Guarantors) or Schedule II, each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Guarantied Obligations or any part of them, and any defense arising by reason of any disability or other defense of the applicable Non-U.S. Borrower. Each Guarantor shall not, until the Guarantied Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against the Non-U.S. Borrowers or set off any of its obligations to any such Non-U.S. Borrower against any obligations of such Non-U.S. Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

Section 11 Reliance Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Non-U.S. Borrowers and any endorser and other guarantor of all or any part of the Guarantied Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

Section 12 Subordination

(a) Except as otherwise permitted in Section 5 (Limitation of Guaranty with respect to French Guarantors), each Guarantor hereby agrees that any Indebtedness of any Non-U.S. Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Guarantied Obligations, and that, except as permitted pursuant to the Credit Agreement or in Schedule II, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Guarantied Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, each Non-U.S. Borrower shall, upon demand, pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Guarantied Obligations as provided in Section 2.13(g) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Guarantied Obligations, but without otherwise affecting in any manner such Guarantor’s liability hereof. Each Guarantor agrees to file all claims against the Non-U.S. Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor’s rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim is permitted to be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor’s rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor’s voting rights with respect to such Guarantor’s Guarantor Subordinated Debt in connection with any bankruptcy proceeding or any plan for the reorganization of any Non-U.S. Borrower.

(b) Diversey Kimya Sanayi ve Ticaret A.S. (the “Turkish Guarantor”) hereby irrevocably and unconditionally assigns and transfers to the Administrative Agent all its (i) receivables and rights, titles, interests, and benefits in, to and under the Guarantor Subordinated Debt and (ii) the claims arising from such receivables, in each case, under the Guarantor Subordinated Debt, including but not limited to the supporting rights (pursuant to Article 168 of the Code of Obligations (Law No. 818)). The Turkish Guarantor hereby undertakes that except as permitted pursuant to the Credit Agreement, it shall not receive any payments under the Guarantor Subordinated Debt until the Guarantied Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. Upon the occurrence and during the continuance of an Event of Default, each Non-U.S. Borrower shall, upon demand, pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Guarantied Obligations as provided in Section 2.13(g) of the Credit Agreement. The Turkish Guarantor hereby undertakes that it shall notify the Non-U.S. Borrowers in writing within 2 Business Days from the date hereof that the all rights and receivables of the Turkish Guarantor under the Guarantor Subordinated Debt have been assigned and transferred to the Administrative Agent under the terms and conditions hereof.

Section 13 Waiver of Subrogation and Contribution Rights Until the Guarantied Obligations have been irrevocably paid in full and the Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Non-U.S. Borrowers or any right of reimbursement or contribution or similar right against the Non-U.S. Borrowers by reason of this Agreement or by any payment made by any Guarantor in respect of the Guarantied Obligations.

Section 14 Default; Remedies

(a) The obligations of each Guarantor hereunder are independent of and separate from the Guarantied Obligations. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Guarantied Obligations then due, without first proceeding against the applicable Non-U.S. Borrower or any other guarantor of the Guarantied Obligations, or against any Collateral under the Loan Documents or any other collateral given in respect of the Guarantied Obligations or joining the applicable Non-U.S. Borrower or any other guarantor in any proceeding against any Guarantor.

(b) The Guarantor incorporated in Russia (the “Russian Guarantor”) hereby grants to the Administrative Agent the right of debiting without acceptance the Russian Guarantor’s accounts opened with ZAO Citibank following and during the continuance of the Event of Default for the repayment of any and all its Guaranteed Obligations due and payable under this Guaranty. The Russian Guarantor will enter into an amendment agreement to the bank account agreement of the Russian Guarantor with ZAO Citibank to provide rights of direct debit rights in accordance with terms set out therein.

Section 15 Irrevocability This Guaranty shall be irrevocable as to the Guarantied Obligations (or any part thereof) until the Commitments have been terminated and all monetary Guarantied Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

Section 16 Setoff Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guarantied Obligations (a) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.

Section 17 [Reserved]

Section 18 No Marshalling Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

Section 19 Enforcement; Amendments; Waivers No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Guarantied Obligations, the Collateral or any other guaranty of or security for all or any part of the Guarantied Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any provision of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guarantied Party at any time or times hereafter to require strict performance by any Non-U.S. Borrower, any Guarantor, any other guarantor of all or any part of the Guarantied Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Non-U.S. Borrowers or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of any Guarantor under this Guaranty. The rights, remedies, powers and privileges herein and under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by any Non-U.S. Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

Section 20 Successors and Assigns This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantor and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to any Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrowers shall include their respective receivers, receiver and managers, trustees and debtors-in-possession.

Section 21 Governing Law (a) This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

(b) Solely for the purposes of paragraph 2 of Article 9 of the Brazilian Decree –law No. 4.657 of September 4, 1942, the transactions contemplated hereby have been proposed by the Guarantied Parties to the Guarantors incorporated in Brazil.

Section 22 Submission to Jurisdiction; Service of Process1

(a) Any legal action or proceeding with respect to this Guaranty, and any other Loan Document to which any Guarantor is a party, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Guarantor (in consideration of similar submissions made by the Guarantied Parties in the Loan Documents) hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each Guarantor further waives any other objection to which they may be entitled to under applicable law including by reason of their domicile or otherwise.

(b) Each Guarantor hereby irrevocably designates, appoints and empowers the Company, in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of, or in connection with, this Guaranty or any other Loan Document to which any Guarantor is a party. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Guarantor in care of the Company at the Company’s address specified in Section 11.9 (Notices, Etc.) of the Credit Agreement or at such other address as the U.S. Borrower may specify pursuant to such Section 11.9, and such Guarantor hereby irrevocably authorizes and directs the Company to accept such service on its behalf. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Nothing contained in this Section 22 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction; provided, however, this clause (c) shall not apply to any Guarantor incorporated under the laws of Spain or the laws of the United Mexican States.

(d) Without limiting the generality of any of the foregoing, each Guarantor agrees, without prejudice to the enforcement of a judgement obtained in any state or federal courts in the United States of America according to the provisions of Article 54 of the International Private and Procedure Law of the Republic of Turkey (Law No. 5718), that if such Guarantor is sued in a court in the Republic of Turkey in connection with this Guaranty, any judgement obtained in connection with such suit shall constitute conclusive evidence of the existence and amount of the claim against such Guarantor, pursuant to the provisions of the second sentence of Article 287 of the Civil Procedure Code of the Republic and Article 58 and Article 59 of the International Private and Procedure Law of the Republic of Turkey (Law No. 5718).

(e) If for the purposes of obtaining or enforcing judgment in any court it is necessary to convert a sum due hereunder in Dollars, Euros or any other applicable currency (the “Judgment Currency”) into a different currency (the “Other Currency”), the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Guarantied Party could purchase the Judgment Currency with such Other Currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given (or such other rate as may be required by any applicable Requirement of Law), for the purchase of the Judgment Currency, for delivery two Business Days thereafter (the applicable date of which such conversion is made pursuant to this Section being hereinafter referred to as the “Judgment Conversion Date”).

(f) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 22(e) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the Guarantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Other Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from the Guarantor under this Section 22 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

The term “rate of exchange” in this Section 22 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 11:00 a.m. (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Other Currency against the Judgment Currency.

(g) To the fullest extent permitted by applicable law, each Guarantor waives the requirement to post any bond or security for litigation costs or otherwise post a performance bond or guaranty (“cautio judicatum solvi” or “excepción de arraigo”) that may be required of any Guarantied Party in connection with any judicial proceeding to enforce such Guarantied Party’s rights to payment hereunder, security interest in or other rights to the Collateral Documents or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Guaranty and the Loan Documents to which it is a party.

Section 23 Arbitration (a) In lieu of Section 22 above, any party (other than the Guarantors) to this Guaranty may elect (in its sole discretion) that any dispute arising out of or in connection with this Guaranty, including any question regarding their existence, validity or termination, shall be referred to and finally resolved by arbitration under the International Arbitration Rules of the American Arbitration Association (the “AAA”) as such rules are in effect at the time of arbitration (such rules, the “AAA Rules”), which AAA Rules shall be deemed to be incorporated by reference into this Guaranty.

(b) Notice of the request for arbitration shall be served upon the party against whom the demand is made reasonably simultaneously with the time that such demand is filed with the AAA. The number of arbitrators shall be three. Each of the Guarantors, on the one hand, and the other disputants, on the other hand, shall nominate one arbitrator, obtain its nominee’s acceptance of such appointment and (within 30 days of such parties’ receipt of notice of such arbitration) deliver written notice of such appointment to the AAA and the other party. If a party fails to make an appointment within such 30 days, then the AAA shall make the appointment for such party. The seat, or legal place, of arbitration shall be New York City, New York. The language to be used in the arbitral proceedings shall be English. The arbitral panel shall determine the rights and obligations of the parties in accordance with the substantive laws of the State of New York in accordance with Section 21 of this Guaranty. The award shall be in writing and state the reasons upon which it is based. Any monetary award shall be made in the currency required to be paid under this Guaranty. The award may include interest from the date of any breach or violation of this Guaranty as determined by the arbitral award until paid in full, at the interest rate established in the award. Interest may be compounded at the discretion of the arbitral panel.

(c) For the avoidance of doubt, this Section 23 does not apply to any Guarantor or any party to this Guaranty to the extent it would invalidate the submission to jurisdiction by that party in accordance with Section 22 of this Guaranty.

Section 24 Waiver of Jury Trial EACH OF THE ADMINISTRATIVE AGENT, THE OTHER GUARANTIED PARTIES AND EACH GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENT.

Section 25 Notarization and Appointments. (a) The Guarantors shall procure that Johnson Diversey S.p.A’s (the “Italian Guarantor”) signature to this Guaranty (or any document of accession hereto) bears “certified date” (data certa) through notarization (and – if appropriate – legalization) or in any other form acceptable to the Administrative Agent in its sole discretion. Any and all related costs and taxes shall be for the sole account of the Italian Guarantor.

(b) The Lenders and Issuers are duly represented for the purposes of this Guaranty by the Administrative Agent and the Administrative Agent has been duly authorized to execute this Guaranty in their name and on their behalf by virtue of the powers of attorney conferred to it pursuant to Section 10.8 (Concerning the Collateral and the Collateral Documents) of the Credit Agreement.

(c) Each Guarantied Party has irrevocably appointed the Administrative Agent to constitute, register, manage and enforce any security interest created by any Collateral Document governed by French law on its behalf in accordance with the provisions of article 2328-1 of the French Civil Code. Each Guarantied Party hereby also appoints the Administrative Agent under such article 2328-1 of the French Civil Code to constitute, register, manage and enforce any security interest created by any Collateral Documents and/or any other security agreement governed by French law securing a Guarantor’s obligations under this Guaranty.

Section 26 Notices

(a) Any notice or other communication herein required or permitted shall be given as provided in Section 11.9 (Notices, Etc.) of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Company.

(b) Any communication or notice to be made by telex, facsimile or SWIFT by one person to another pursuant to this Guaranty shall be legally written evidence between the parties thereto pursuant to the provision of the second sentence of Article 287 of the Turkish Civil Procedure Code (Law No. 1086) for the purpose of any suit, action or proceeding related hereto.

Section 27 Severability Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid by Requirements of Law applicable, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating (a) the remainder of such provision, (b) the remaining provisions of this Guaranty or (c) the terms of this Guaranty so far as they relate to other Guarantors.

Section 28 Additional Guarantors Each of the Guarantors agrees that, if, pursuant to Section 7.11(c) (Additional Collateral and Guaranties) of the Credit Agreement, the Borrowers shall be required to cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrowers desire any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.

Section 29 Collateral Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of certain of the Collateral Documents (including the applicable Pledge and Security Agreements) executed by it in favor of the Administrative Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its property in favor, or for the benefit, of any Person other than the Administrative Agent, for the benefit of the Secured Parties, except as expressly permitted by the terms of the Credit Agreement.

Section 30 Indemnity As an original and independent obligation under this Guaranty, each Guarantor shall:

(a) indemnify each Guarantied Party and keep each Guarantied Party indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by any Non-U.S. Borrower to make due and punctual payment of any of the Guarantied Obligations or resulting from any of the Guarantied Obligations being or becoming void, voidable, unenforceable or ineffective against such Non-U.S. Borrower (including, and without limitation, reasonable legal fees and disbursements and all other costs, charges and expenses incurred by any Guarantied Party in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guaranty); and

(b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any Guarantied Party has attempted to enforce any rights against any Non-U.S. Borrower or any other Person or otherwise.

Section 31 Waiver Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) in any legal action or proceeding in respect of this Guaranty or any other Loan Document.

Section 32 Execution in Counterparts This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of a manually executed counterpart hereof.

Section 33 Entire Agreement This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

Section 34 Swedish Guarantors Each of JohnsonDiversey Sverige Holdings AB and JohnsonDiversey Sverige AB undertakes to immediately submit an application to the Swedish Tax Authority (Sw. Skatteverket) (the “Swedish Tax Authority”) in accordance with Chapter 21 Sections 8-9 of the Swedish Companies Act (which undertaking, for the avoidance of doubt, includes the making of any additions, supplements or adjustments to such application or the provision of any additional information as may be reasonably requested) for purposes of obtaining either: (A) a confirmation that Chapter 21 Sections 1-4 of the Swedish Companies Act do not apply to the obligations incurred by it under this Guaranty; or (B) an exemption relating to such provisions in accordance with Chapter 21 Sections 8-9 of the Swedish Companies Act. Notwithstanding the foregoing, JohnsonDiversey Sverige AB shall be permitted to withdraw such application if the Swedish Tax Authority announces that a pre-requisite for granting an exemption in accordance with (B) above is that notice shall be given to its creditors in accordance with Chapter 21 Section 9 of the Swedish Companies Act. Each of JohnsonDiversey Sverige Holdings AB, JohnsonDiversey Sverige AB and the Administrative Agent, acting on behalf of all Guarantied Parties, hereby further acknowledge and agree that whatever the result may be, the decisions of the Swedish Tax Authority will be final and none of the parties will appeal or otherwise challenge such decisions.

Section 35 Representation of Czech Guarantor

(a) The Guarantor incorporated in the Czech Republic represents that this Guaranty is entered into on terms customary in commercial dealings within the meaning of section 196a of the Czech Commercial Code.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Guaranty has been duly executed on the date first set forth above.

GUARANTORS:

Belgium

Johnson Diversey Belgium BVBA

Brazil

JohnsonDiversey Brasil Ltda.

Canada

JohnsonDiversey Canada, Inc.

Czech Republic

JohnsonDiversey Ceska republika s.r.o.

Finland

JohnsonDiversey UK Limited, for and on behalf of its branch JohnsonDiversey UK Ltd., Suomen sivuliike

Germany

JohnsonDiversey Deutschland Management GmbH

JohnsonDiversey Deutschland GmbH & Co. OHG

JD SystemServiceDeutschland GmbH

Greece

JohnsonDiversey Hellas, S.A.

Hong Kong

Johnson Wax Professional (Hong Kong) Limited

JohnsonDiversey Hong Kong RE Holdings Limited

JohnsonDiversey Asia Holdings Limited

JohnsonDiversey Hong Kong Limited

Hungary

JohnsonDiversey Hungary Manufacture and Trade Limited Liability Company

JohnsonDiversey Acting Offshore Capital Management Limited Liability Company

Mexico

Johnson Diversey Mexico, S.A. de C.V.

The Netherlands

Johnson Wax Professional B.V.

JohnsonDiversey Europe B.V.

JohnsonDiversey Holdings II B.V.

JohnsonDiversey B.V.

Diversey IP International B.V.

New Zealand

JohnsonDiversey New Zealand Limited

Portugal

JohnsonDiversey Portugal – Sistemas de Higiene e Limpeza, S.A.

Spain

JohnsonDiversey España S.L.

Sweden

JohnsonDiversey Sverige Holdings AB

JohnsonDiversey Sverige AB

Switzerland

JohnsonDiversey Europe B.V., for and on behalf of its branch JohnsonDiversey Europe B.V., Utrecht, Zweigniederlassung Münchwilen

Turkey

Diversey Kimya Sanayi ve Ticaret A.S.

United Kingdom

JohnsonDiversey UK Holdings Limited

DiverseyLever Limited

Diversey (Europe) Limited

JohnsonDiversey UK Limited

Diversey (UK) Limited

JohnsonDiversey Equipment Limited

Diversey Industrial Limited

By:	/s/ David C. Quast
	Name:	David C. Quast
	Title:	In the capacities listed on Annex A

[SIGNATURE PAGE TO GUARANTY GIVEN BY FOREIGN SUBSIDIARIES]

Japan
JohnsonDiversey Co., Ltd., as a Guarantor

By:	/s/ Andrew J. Warren
	Name:	Andrew J. Warren
	Title:	In the capacities listed on Annex B

[SIGNATURE PAGE TO GUARANTY GIVEN BY FOREIGN SUBSIDIARIES]

Executed by JOHNSONDIVERSEY AUSTRALIA PTY LIMITED ABN 92 080 527 117 by its Attorney under a Power of Attorney dated 12 November 2009, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney:

Signature of Attorney /s/ Andrew J. Warren	Signature of Witness

Name of Attorney: Andrew J. Warren	Name of Witness

[SIGNATURE PAGE TO GUARANTY GIVEN BY FOREIGN SUBSIDIARIES]

JohnsonDiversey Limited Liability Company,
as a Guarantor

By:	/s/ David C. Quast
	Name:	David C. Quast
	Title:	Attorney-In-Fact

By:	/s/ Irina Nedilko
	Name:	Irina Nedilko
	Title:	Chief Accountant

[SIGNATURE PAGE TO GUARANTY GIVEN BY FOREIGN SUBSIDIARIES]

ANNEX A

JURISDICTION	GUARANTOR	CAPACITY OF DAVID QUAST

Belgium	Johnson Diversey Belgium BVBA	Proxyholder

Brazil	JohnsonDiversey Brasil Ltda.	Authorized Signatory

Canada	JohnsonDiversey Canada, Inc.	Secretary

Czech Republic	JohnsonDiversey Ceska republika s.r.o.	Authorized Proxy

Finland	JohnsonDiversey UK Limited, for and on behalf of its branch JohnsonDiversey UK Ltd., Suomen sivuliike	See JohnsonDiversey UK Limited

Germany	JohnsonDiversey Deutschland Management GmbH	Managing Director
	JohnsonDiversey Deutschland GmbH & Co. OHG	Managing Director, of the managing partner
	JD SystemServiceDeutschland GmbH	Authorized Representative

Greece	JohnsonDiversey Hellas, S.A.	Board of Directors Member

Hong Kong	Johnson Wax Professional (Hong Kong) Limited	Vice President
	JohnsonDiversey Hong Kong RE Holdings Limited	Vice President
	JohnsonDiversey Asia Holdings Limited	Vice President
	JohnsonDiversey Hong Kong Limited	Vice President

Hungary	JohnsonDiversey Hungary Manufacture and Trade Limited Liability Company	Managing Director
	JohnsonDiversey Acting Offshore Capital Management Limited Liability Company	Managing Director

[ANNEX A TO SIGNATURE PAGE TO GUARANTY GIVEN BY FOREIGN SUBSIDIARIES]

Mexico	Johnson Diversey Mexico, S.A. de C.V.	Member of the Board of Directors

The Netherlands	Johnson Wax Professional B.V.	Director
	JohnsonDiversey Europe B.V.	Director
	JohnsonDiversey Holdings II B.V.	Director
	JohnsonDiversey B.V.	Attorney-in-Fact
	Diversey IP International B.V.	Director

New Zealand	JohnsonDiversey New Zealand Limited	Authorized Officer

Portugal	JohnsonDiversey Portugal – Sistemas de Higiene e Limpeza, S.A.	Administrator

Spain	JohnsonDiversey España S.L.	Attorney-in-Fact (pursuant to power of attorney)

Sweden	JohnsonDiversey Sverige Holdings AB	Director of the Board and duly authorized by the Board.
	JohnsonDiversey Sverige AB	Director of the Board and duly authorized by the Board.

Switzerland	JohnsonDiversey Europe B.V., for and on behalf of its branch JohnsonDiversey Europe B.V., Utrecht, Zweigniederlassung Münchwilen	See JohnsonDiversey Europe B.V.

Turkey	Diversey Kimya Sanayi ve Ticaret A.S.	Authorized Signatory

United Kingdom	JohnsonDiversey UK Holdings Limited	Director
	DiverseyLever Limited	Director
	Diversey (Europe) Limited	Director
	JohnsonDiversey UK Limited	Director
	Diversey (UK) Limited	Director
	JohnsonDiversey Equipment Limited	Director
	Diversey Industrial Limited	Director

[ANNEX A TO SIGNATURE PAGE TO GUARANTY GIVEN BY FOREIGN SUBSIDIARIES]

ANNEX B

JURISDICTION	GUARANTOR	CAPACITY OF ANDREW WARREN

Japan	JohnsonDiversey Co., Ltd.	Director

[ANNEX B TO SIGNATURE PAGE TO GUARANTY GIVEN BY FOREIGN SUBSIDIARIES]

ACKNOWLEDGED and AGREED to as of the date first above written:

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ David Leland
	Name:	David Leland
	Title:	Vice President

[SIGNATURE PAGE TO GUARANTY GIVEN BY FOREIGN SUBSIDIARIES]

SCHEDULE I

GUARANTORS

Jurisdiction	Entities

Australia	JohnsonDiversey Australia Pty. Ltd.

Belgium	Johnson Diversey Belgium BVBA

Brazil	JohnsonDiversey Brasil Ltda.

Canada	JohnsonDiversey Canada, Inc.

Czech Republic	JohnsonDiversey Ceska republika s.r.o.

Finland	JohnsonDiversey UK Ltd., Suomen sivuliike

Germany	JohnsonDiversey Deutschland Management GmbH
JohnsonDiversey Deutschland GmbH & Co. OHG
JD SystemService Deutschland GmbH

Greece	JohnsonDiversey Hellas, S.A.

Hong Kong	Johnson Wax Professional (Hong Kong) Limited
JohnsonDiversey Hong Kong RE Holdings Limited
JohnsonDiversey Asia Holdings Limited
JohnsonDiversey Hong Kong Limited

Hungary	JohnsonDiversey Hungary Manufacture and Trade Limited Liability Company
JohnsonDiversey Acting Off-shore Capital Management Limited Liability Company

Japan	JohnsonDiversey Co., Ltd.

Mexico	JohnsonDiversey México, S.A. de C.V.

Netherlands	Johnson Wax Professional B.V.
JohnsonDiversey Europe B.V.
JohnsonDiversey Holdings II B.V.
JohnsonDiversey B.V.
Diversey IP International B.V.

New Zealand	JohnsonDiversey New Zealand Limited

Portugal	JohnsonDiversey Portugal – Sistemas de Higiene e Limpeza, S.A.

Russia	JohnsonDiversey LLC

Spain	JohnsonDiversey Espana, S.L.

Sweden	JohnsonDiversey Sverige Holdings AB
JohnsonDiversey Sverige AB

[SIGNATURE PAGE TO GUARANTY]

GUARANTY

Jurisdiction	Entities

Switzerland	JohnsonDiversey Europe B.V., for and on behalf of its branch JohnsonDiversey Europe B.V., Utrecht, Zweigniederlassung Münchwilen

Turkey	Diversey Kimya Sanayi ve Ticaret A.S.

United Kingdom	JohnsonDiversey UK Holdings Ltd.
DiverseyLever Limited
Diversey (Europe) Limited
JohnsonDiversey UK Ltd.
Diversey (UK) Limited
JohnsonDiversey Equipment Limited
Diversey Industrial Limited

SCHEDULE II

GUARANTIED OBLIGATIONS

Jurisdiction	Entities	Maximum Amount of Guarantied Obligations

Australia	JohnsonDiversey Australia Pty. Ltd.	All Obligations of the Non-U.S. Borrowers

Belgium	Johnson Diversey Belgium BVBA

All Obligations of the Non-U.S. Borrowers, provided that:

The liability in respect of the Guaranteed Obligations shall not include any liability which would constitute unlawful financial assistance (as determined in Articles 329 or 629 of the Belgian Company Code, as the case may be).

The maximum amount payable by Johnson Diversey Belgium BVBA shall in all circumstances be limited to an amount equal to the greater of the following amounts:

(i) any amounts directly made available to Johnson Diversey Belgium BVBA under or in connection with the Credit Agreement and which have not yet been repaid by it at the time of the enforcement of the Guaranty; or

(ii) 90 % of the Net Assets (as defined hereafter) of Johnson Diversey Belgium BVBA, as certified by its statutory auditor on the basis of the last audited accounts available at the time of the enforcement of the Guaranty.

For these purposes, “Net Assets” shall have the meaning defined in Articles 320 or 617 of the Belgian Company Code, as the case may be.

Brazil	JohnsonDiversey Brasil Ltda.	All Obligations of the Non-U.S. Borrowers

Canada	JohnsonDiversey Canada, Inc.	All Obligations of the Non-U.S. Borrowers

GUARANTY

Jurisdiction	Entities	Maximum Amount of Guarantied Obligations

Czech Republic	JohnsonDiversey Ceska republika s.r.o.	All Obligations of the Non-U.S. Borrowers up to the maximum aggregate amount equal to one-tenth of the subscribed registered capital of the Guarantor incorporated in the Czech Republic as at the date of this Guaranty.

Finland	JohnsonDiversey UK Ltd., Suomen sivuliike	All Obligations of the Non-U.S. Borrowers

Germany	JohnsonDiversey Deutschland Management GmbH	All Obligations of the Non-U.S. Borrowers
JohnsonDiversey Deutschland GmbH & Co. OHG
JD SystemService Deutschland GmbH

Greece	JohnsonDiversey Hellas, S.A.	All Obligations of the Non-U.S. Borrowers

Hong Kong	Johnson Wax Professional (Hong Kong) Limited	All Obligations of the Non-U.S. Borrowers
JohnsonDiversey Hong Kong RE Holdings Limited
JohnsonDiversey Asia Holdings Limited
JohnsonDiversey Hong Kong Limited

Hungary	JohnsonDiversey Hungary Manufacture and Trade Limited Liability Company	All Obligations of the Non-U.S. Borrowers, up to a maximum aggregate amount equal to USD 1,250,000,000
JohnsonDiversey Acting Off-shore Capital Management Limited Liability Company

Japan	JohnsonDiversey Co., Ltd.	All Obligations of the Non-U.S. Borrowers

Mexico	JohnsonDiversey México, S.A. de C.V.	All Obligations of the Non-U.S. Borrowers

Netherlands	Johnson Wax Professional B.V.	All Obligations of the Non-U.S. Borrowers
JohnsonDiversey Europe B.V.
Diversey Holdings II B.V.
JohnsonDiversey B.V.
Diversey IP International B.V.

GUARANTY

Jurisdiction	Entities	Maximum Amount of Guarantied Obligations

New Zealand	JohnsonDiversey New Zealand Limited	All Obligations of the Non-U.S. Borrowers

Portugal	JohnsonDiversey Portugal – Sistemas de Higiene e Limpeza, S.A.	All Obligations of the Non-U.S. Borrowers

Russia	JohnsonDiversey LLC	All Obligations of the Non-U.S. Borrowers

Spain	JohnsonDiversey Espana, S.L.	All Obligations of the Non-U.S. Borrowers

Sweden	JohnsonDiversey Sverige Holdings AB (corporate identity number 556619-7017)	All Obligations of the Euro Term Borrower and of the Additional Revolving Credit Borrowers and, provided that either: (A) the Swedish Tax Authority has confirmed that Chapter 21 Sections 1-4 of the Swedish Companies Act do not apply to the obligations incurred by JohnsonDiversey Sverige Holdings AB under this Guaranty; or (B) JohnsonDiversey Sverige Holdings AB has been granted an exemption by the Swedish Tax Authority relating to such provisions in accordance with Chapter 21 Sections 8-9 of the Swedish Companies Act, all Obligations of the Canadian Term Borrower.

GUARANTY

Jurisdiction	Entities	Maximum Amount of Guarantied Obligations

	JohnsonDiversey Sverige AB (corporate identity number 556615-2525)	All Obligations of the Euro Term Borrower and of the Additional Revolving Credit Borrowers and, provided that either: (A) the Swedish Tax Authority has confirmed that Chapter 21 Sections 1-4 of the Swedish Companies Act do not apply to the obligations incurred by JohnsonDiversey Sverige AB under this Guaranty, or (B) JohnsonDiversey Sverige AB has been granted an exemption by the Swedish Tax Authority relating to such provisions in accordance with Chapter 21 Sections 8-9 of the Swedish Companies Act, all Obligations of the Canadian Term Borrower.

Switzerland	JohnsonDiversey Europe B.V., Mijdrecht, Zweigneiderlassung Munchwilen	All Obligations of the Non-U.S. Borrowers

Turkey	Diversey Kimya Sanayi ve Ticaret A.S.	All Obligations of the Non-U.S. Borrowers

United Kingdom	JohnsonDiversey UK Holdings Ltd.	All Obligations of the Non-U.S. Borrowers
DiverseyLever Limited
Diversey (Europe) Limited
JohnsonDiversey UK Ltd.
Diversey (UK) Limited
JohnsonDiversey Equipment Limited
Diversey Industrial Limited

EXHIBIT A

TO

GUARANTY

FORM OF GUARANTY SUPPLEMENT

The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of November     , 2009, among each entity listed on Schedule I thereto and acknowledged by Citibank, N.A., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of                     ,         .

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date first above written:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title: